Exhibit 10.65

PURCHASE AND SALE CONTRACT

AMONG

FOOTHILL CHIMNEY ASSOCIATES LIMITED
PARTNERSHIP, a Georgia limited partnership,

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3,
a California limited partnership,

AIMCO/BRANDYWINE, L.P., a Delaware limited partnership,

AIMCO SOUTHWILLOW, LLC, a Delaware limited liability
company

AS SELLERS
AND

JACKSON SQUARE PROPERTIES, LLC,
a California limited liability company

AS PURCHASER

Table of Contents

Page

ARTICLE I DEFINED TERMS

1

1.1.

Defined Terms

1

ARTICLE II PURCHASE AND CityplaceSALE, PURCHASE PRICE & DEPOSIT

8

2.1.

Purchase and CityplaceSale

8

2.2.

Purchase Price and Deposit

8

2.3. Escrow Provisions Regarding Deposit

8

ARTICLE III FEASIBILITY PERIOD

10

Feasibility Period

10

Expiration of Feasibility Period

10

Conduct of Investigation

11

Purchaser Indemnification

11

Property Materials

12

Property Contracts

14

ARTICLE IV TITLE                                                                                                  14

Title Documents

14

Survey

14

Objection and Response Process

14

Permitted Exceptions

15

Existing Deed of Trust

16

Subsequently Disclosed Exceptions

16

[Intentionally left blank]

16

Purchaser Financing

16

HAP Contracts

16

ARTICLE V CLOSING                                                                                            17

Closing Date

17

Seller Closing Deliveries

17

Purchaser Closing Deliveries

18

Closing Prorations and Adjustments

19

Post Closing Adjustments

23

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER AND

PURCHASER

 23

Seller's Representations

                        23

AS-IS

                        25

Survival of Seller's Representations

                        26

Definition of Seller's Knowledge

                        26

Representations And Warranties Of Purchaser

                        26

ARTICLE VII OPERATION OF THE PROPERTIES                                                                      27

7.1. Leases and Property Contracts

27

7.2.

General Operation of Property

28

7.3.

Liens

28

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING

28

8.1.

Purchaser's Conditions to Closing

28

8.2.

Sellers' Conditions to Closing

29

ARTICLE IX BROKERAGE

30

9.1.

Indemnity

30

9.2. Broker Commission

30

9.3. Broker Signature Page

30

9.4.

Purchaser's Consultant

30

ARTICLE X DEFAULTS AND REMEDIES

30

10.1. Purchaser Default

30

10.2. Seller Default

31

ARTICLE XI RISK OF LOSS OR CASUALTY

32

11.1. Major Damage

:

32

11.2. Minor Damage

32

11.3. Repairs

33

ARTICLE XII EMINENT DOMAIN

33

12.1. Eminent Domain

33

ARTICLE XIII MISCELLANEOUS

33

13.1. Binding Effect of Contract

33

13.2. Exhibits And Schedules

33

13.3. Assignability

34

13.4. Binding Effect

34

13.5. Captions

34

13.6. Number And Gender Of Words

34

13.7. Notices

34

13.8. Governing Law And Venue

36

13.9. Entire Agreement

36

13.10. Amendments

36

13.11. Severability

37

13.12. Multiple Counterparts/Facsimile Signatures

37

13.13. Construction

37

13.14. Confidentiality

37

13.15. Time Of The Essence

37 13.16. Waiver37

13.17. Attorneys' Fees

37

13.18. Time Periods

38

13.19. 1031 Exchange

38 13.20. No Personal Liability of Officers, Trustees or Directors of Seller's

Partners

38

13.21. No Exclusive Negotiations

38

13.22. CityplaceADA Disclosure

38

13.23. No Recording

38

13.24. Relationship of Parties

39

13.25. Dispute Resolution

39

13.26. AIMCO Marks

39

13.27. Non-Solicitation of Employees

40

13.28. Survival

40

13.29. Multiple Purchasers

13.30. Sellers' Several Obligations

40

13.31. Obligation to Close on all Properties

40

ARTICLE XIV LEAD-BASED PAINT DISCLOSURE

:

40

14.1. Disclosure

40

14.2. [Intentionally left blank]

40

14.3. Consent Agreement - Pre-1978 Certified

41

Exhibits A-1 to A-4 - Legal Description of Communities

A-1

Exhibit B - Form of Special Warranty Deed

B-1

Exhibit C - Form of Bill of Sale

G1

Exhibit D - General Assignment and Assumption

D-l

Exhibit E - Assignment and Assumption of Leases and Security Deposits

E-1

Exhibit F - Notice to Vendor Regarding Termination of Contract

F-1

Exhibit G - Tenant Notification

G-1

Exhibit H - Lead-Based Paint Disclosure

H-1

Schedule 1.1.28 - List of Excluded Fixtures and Tangible Personal Property

Schedule 1.1.28

Schedule 3.5 - List of Materials

Schedule 3.5

Schedule A - Seller Information Schedule

Schedule A-1

PURCHASE AND SALE CONTRACT

THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the 10th day of March, 2008 the "Effective Date"), by the selling parties identified on Schedule A (the "Seller Information Schedule") having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (individually a "Seller" and collectively "Sellers"), and JACKSON SQUARE PROPERTIES, LLC, a California limited liability company, having a principal address at 500 Washington Street, Suite 700, San Francisco, California 94111 ("Purchaser").

NOW, THEREFORE, in consideration of mutual covenants set forth herein, Sellers and Purchaser hereby agree as follows:

RECITALS

A.

Each Seller owns the real estate commonly known as and identified by the "Community Name" listed on the Seller Information Schedule and as more particularly described in Exhibits A-1 to A-4 attached hereto and made a part hereof, and the improvements thereon.

B.

Purchaser desires to purchase, and each Seller desires to sell, the land, improvements and certain associated property described in this Contract on the terms and conditions set forth below.

ARTICLE I
DEFINED TERMS

1.1.

Defined Terms. Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.

1.1.1. "ADA" shall have the meaning set forth in Section 13.22.

1.1.2. "Additional Deposit" shall have the meaning set forth in Section 2.2.2.

1.1.3. "AIMCO" means Apartment Investment and Management Company.

1.1.4. "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by a Seller, its Property Manager, or AIMCO in the marketing, operation or use of a Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

1.1.5. "Applicable Share" means, a fraction, the numerator of which is the Property's Purchase Price set forth on the Seller Information Schedule, and the denominator of which is $128,500,000.00.

1.1.6. [Intentionally left blank]

1.1.7. [Intentionally left blank]

1.1.8. [Intentionally left blank]

1.1.9. [Intentionally left blank]

1.1.10. [Intentionally left blank]

1.1.11. [Intentionally left blank]

1.1.12. "Broker" shall have the meaning set forth in Section 9.1.

1.1.13. "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of Colorado, Texas or Utah.

1.1.14. "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

1.1.15. "Closing Date" means the date on which date the Closing of the conveyance of the Properties is required to be held pursuant to Section 5.1,.

1.1.16. "Code" shall have the meaning set forth in Section 2.3.6.

1.1.17. "Consent Agreement" shall have the meaning set forth in Section 14.3.

1.1.18. "Consultants" shall have the meaning set forth in Section 3.1.

1.1.19. "Damage Notice" shall have the meaning set forth in Section 11.1.

1.1.20. "Deed" shall have the meaning set forth in Section 5.2.1.

1.1.21. "Deed of Trust" shall have the meaning set forth in Section 4.5..

1.1.22. "Deposit" means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit and the Additional Deposit.

1.1.23. "Escrow Agent" shall have the meaning set forth in Section 2.2.1,.

1.1.24. "Excluded Permits" means, with respect to each Property, those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on the Seller Information Schedule.

1.1.25. "Existing Survey" shall have the meaning set forth in Section 4.2.

1.1.26. "Feasibility Period" shall have the meaning set forth in Section 3.1.

1.1.27. "FHA" shall have the meaning set forth in Section 13.22.

1.1.28. "Fixtures and Tangible Personal Property" means, with respect to each Property, all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on such Land or in such Improvements as of the Effective Date (and any replacements thereof) and used or usable in connection with the occupation or operation of all or any part of such Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by the applicable Seller and the interest of the applicable Seller in any equipment provided to its Property for use, but not owned or leased by such Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to such Property, or (c) property and equipment owned by the applicable Seller, which in the ordinary course of business of such Property is not used exclusively for the business, operation or management of such Property, or (d) the property and equipment, if any, expressly identified in Schedule 1.1.28 or listed on the Seller Information Schedule as "Excluded FF&E."

1.1.29. "General Assignment" shall have the meaning set forth in Section 5.2.3.

1.1.30. "Good Funds" shall have the meaning set forth in Section 2.2.1.

1.1.31. "Improvements" means all buildings and improvements located on the Land corresponding to each Property, taken "as is."

1.1.32. "Initial Deposit" shall have the meaning set forth in Section 2.2.1.

1.1.33. "Inspections" shall have the meaning set forth in Section 2.2.1.

1.1.34. "HAP Assumption" shall have the meaning set forth in Section 4.9.

1.1.35. "HAP Contracts" shall have the meaning set forth in Section 4.9.

1.1.36. [Intentionally left blank]

1.1.37. "Housing Authority" shall have the meaning set forth in Section 4.9.

1.1.38. "HUD" means the United States Department of Housing and Urban Development.

1.1.39. "Land" means, with respect to each Property, the corresponding tract of land described on Exhibits A-1 to A-4, and all rights, privileges and appurtenances pertaining thereto.

1.1.40. "LBP Report" means, with respect to a Property, the report identified on the Seller Information Schedule, prepared by the consultant identified therein with respect to lead-based paint.

1.1.41. "Lease(s)" means, with respect to each Property, the interest of the applicable Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to such Seller's Property and which are in force as of the Closing Date for the applicable Property.

1.1.42. "Leases Assignment" shall have the meaning set forth in Section 5.2.4.

1.1.43. "Lender" means, with respect to each Property, those "Lenders" identified on the Seller Information Schedule, each of whose servicer, if any, also is identified on the Seller Information Schedule.

1.1.44. "Liability Cap" has the meaning set forth in Section 6.3.

1.1.45. "Loan" means the indebtedness owing to Lender evidenced by a Note.

1.1.46. [Intentionally left blank]

1.1.47. [Intentionally left blank]

1.1.48. [Intentionally left blank]

1.1.49. [Intentionally left blank]

1.1.50. "Loan Payoff' shall have the meaning set forth in Section 5.1.

1.1.51. "Losses" shall have the meaning set forth in Section 3.4.1.

1.1.52. "Materials" shall have the meaning set forth in Section 3.5.

1.1.53. "Miscellaneous Property Assets" means, with respect to each Property, all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of a Property and owned by its respective Seller, excluding, however, with respect to each Property (a) receivables, (b) Property Contracts, (c) Leases, (d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (0 refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) such Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks. The term "Miscellaneous Property Assets" also shall include all of the applicable Seller's rights, if any, in and to the "Community Name" identified in the Seller Information Schedule as it relates solely to use in connection with the applicable Property (and not with respect to any other property owned or managed by any Seller, Property Manager, AIMCO, or their respective affiliates).

1.1.54. "New Exception" shall have the meaning set forth in Section 4.6.

1.1.55. "New Exception Review Period" shall have the meaning set forth in Section 4.6

1.1.56. "Note" means, with respect to each Property, the promissory note(s) identified in the Seller Information Schedule.

1.1.57. "Objection Deadline" shall have the meaning set forth in Section 4.3.

1.1.58. "Objection Notice" shall have the meaning set forth in Section 4.3.

1.1.59. "Objections" shall have the meaning set forth in Section 4.3.

1.1.60. "Payoff Property" means those Properties for which the Loan will be paid off at Closing and identified as a Payoff Property on the Seller Information Schedule.

1.1.61. "Permits" means, with respect to each Property, all licenses and permits granted by any governmental authority having jurisdiction over such Property and required in order to own and operate such Property.

1.1.62. "Permitted Exceptions" shall have the meaning set forth in Section 4.4.

1.1.63. "Prohibited Person" means any of the following: (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the "Executive Order"); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a "specially designated national" or "blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") at its official website, http:l/www.treas.govloffices/enforcement/ofac; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

1.1.64. "Property" means (a) the Land and Improvements and all rights of the applicable Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to such Land and Improvements, (b) the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property related to such Land and Improvements, and (a) the Miscellaneous Property Assets owned by the applicable Seller which are located on such Property and used in its operation.

1.1.65. "Property Contracts" means, with respect to each Property, all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of such Property and not including (a) any national contracts entered into by the applicable Seller, Property Manager, or AIMCO with respect to the applicable Property (i) which terminate automatically upon transfer of such Property by such Seller, or (ii) which such Seller, in Seller's sole discretion, elects to terminate with respect to such Property effective as of the Closing Date, or (b) any property management contract for such Property (which will be terminated as of the Closing Date). Property Contracts shall not include forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" governed by the provisions of Section 5.4.11.

1.1.66. "Property Contracts Lists" shall have the meaning set forth in Section

3.5.4.

1.1.67. "Property Contracts Notice" shall have the meaning set forth in Section 3.6.

1.1.68. "Property Manager" means the current property manager of each Property.

1.1.69. "Proration Schedule" shall have the meaning set forth in Section 5.4.1.

1.1.70. "Purchase Price" shall have the meaning set forth in Section 2.2.

1.1.71. [Intentionally left blank]

1.1.72. [Intentionally left blank]

1.1.73. "Regional Property Manager" means, with respect to each Property, the individual identified in the Seller Information Schedule.

                        1.1.74. [Intentionally left blank]

                        1.1.75. [Intentionally left blank]

1.1.76. "Rent Rolls" shall have the meaning set forth in Section 3.5.3.

1.1.77. "Required Assignment Consent" shall have the meaning set forth in Section 3.6.

1.1.78. [Intentionally left blank]

1.1.79. "Response Deadline" shall have the meaning set forth in Section 4.3.

1.1.80. "Response Notice" shall have the meaning set forth in Section 4.3.

1.1.81. "Seller's Indemnified Parties" shall have the meaning set forth in Section 3.4.1.

1.1.82. "Seller Information Schedule" shall have the meaning set forth in the introductory paragraph.

1.1.83. "Seller's Property-Related Files and Records" shall have the meaning set forth in Section 5.4.12.

1.1.84. "Seller's Representations" shall have the meaning set forth in Section 6.1.

1.1.85. "Seller's Representative" means AIMCO.
1.1.86. [Intentionally left blank]
1.1.87. "Submittal Deadline" shall have the meaning set forth in Section 4.9.2.1.
1.1.88. "Survey" shall have the meaning ascribed thereto in Section 4.2.
1.1.89. "Survival Period" shall have the meaning set forth in Section 6.3,.
1.1.90. "Survival Provisions" shall have the meaning set forth in Section 13.28.

1.1.91. "Tenant" means any person or entity entitled to occupy any portion of the applicable Property under a Lease.
1.1.92. "Tenant Deposits" means, with respect to a Property, all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to the applicable Seller pursuant to its Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to the applicable Seller, either pursuant to the Leases or otherwise.

1.1.93. "Tenant Security_ Deposit Balance" shall have the meaning set forth in Section 5.4.6.2.

1.1.94. "Terminated Contracts" shall have the meaning set forth in Section 3.6.

1.1.95. [Intentionally left blank]

1.1.96. [Intentionally left blank]

1.1.97. "Third-Party Reports" means any reports, studies or other information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of a Property.

1.1.98. "Title Commitment" shall have the meaning set forth in Section 4.1.

1.1.99. "Title Documents" shall have the meaning set forth in Section 4.1.

1.1.100. "Title Insurer" shall have the meaning set forth in Section 2.2.1.

1.1.101. "Title Policy" shall have the meaning set forth in Section 4.1.

1.1.102. "Uncollected Rents" shall have the meaning set forth in Section 5.4.6.1,.

1.1.103. "Utility Contract" shall have the meaning set forth in Section 5.4.11.

1.1.104. "Vendor Terminations" shall have the meaning set forth in Section 5.2.5.

ARTICLE II
PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT

2.1. Purchase and Sale. Each Seller agrees to sell and convey its Property listed on the Seller Information Schedule to Purchaser and Purchaser agrees to purchase such Property from each Seller, all in accordance with the terms and conditions set forth in this Contract.

2.2. Purchase Price and Deposit. The purchase price for each Property is set forth in the Seller Information Schedule (the "Purchase Price"). The Purchase Price for each Property shall be payable by Purchaser as follows:

2.2.1. Within 2 Business Days following the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, Streetaddress1980 Post Oak Boulevard, Suite 610, Houston, Texas PostalCode77056, Attention: Wendy Howell, Telephone: 713-625-8136; Facsimile: 713-552-1703 ("Escrow Agent" or "Title Insurer") an initial deposit (the "Initial Deposit") of $1,000,000.00 by wire transfer of immediately available funds ("Good Funds"). The Initial Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties. The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3,.

2.2.2. On or before the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the "Additional Deposit") of $1,000,000.00 by wire by transfer of Good Funds. The Additional Deposit shall be allocated among the Sellers of the Properties pursuant to the Applicable Share attributable to each of their respective Properties. The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

2.2.3. [Intentionally left blank]

2.2.4. The balance of the Purchase Price for each Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date.

2.2.5. The allocations of Purchase Prices for the Properties set forth on the Seller Information Schedule have been established by Purchaser, and Seller has not, in any way, influenced such allocations among the Properties.

2.3. Escrow Provisions Regarding Deposit.

2.3.1. Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

2.3.2. Escrow Agent shall hold the Deposit until the earlier occurrence of (i) the Closing Date, at which time the Deposit shall be applied against the Purchase Price for each Property, or (ii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section 2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

2.3.3. If the Deposit has not been released earlier in accordance with Section 2.3.2, and either Purchaser or Seller's Representative makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other parties of such demand. If Escrow Agent does not receive a written objection from another party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit to Purchaser). If Escrow Agent does receive such written objection within such 5 Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which a Property is located. Escrow Agent shall give written notice of such deposit to Seller's Representative and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder. Sellers hereby appoint Seller's Representative to give and receive notices to Escrow Agent regarding the Deposit.

2.3.4. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of any of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Sellers and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

2.3.5. The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent to act in accordance with the provisions hereof. Escrow Agent shall execute the signature page for Escrow Agent attached hereto solely with respect to the provisions of this Section 2.3,; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

2.3.6. Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Sellers, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

2.3.7. The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

ARTICLE III
 FEASIBILITY PERIOD

3.1. Feasibility Period. Subject to the terms of Section 3.3 and 3.4 and the rights of Tenants under the Leases, from the Effective Date to and including the date which is 21 days after the Effective Date (the "Feasibility Period"), and thereafter to and including the Closing Date (provided that this Contract is then in full force and effect, Purchaser, and its agents, contractors, engineers, surveyors, attorneys, lenders, investors and employees (collectively, "Consultants") shall, at no cost or expense to any Seller, have the right from time to time to enter onto the Properties:

3.1.1. To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Properties (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

3.1.2. To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Properties;

3.1.3. To ascertain and confirm the suitability of the Properties for Purchaser's intended use of the Properties; and

3.1.4. To review the Materials at Purchaser's sole cost and expense.

3.2. Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by giving written notice to that effect to Seller's Representative and Escrow Agent on or before 5:00 p.m. (placeStateCalifornia time) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect subject to and except for Purchaser's liability pursuant to Section 3.3 and any other provision of this Contract which survives such termination, and Escrow Agent shall return the Initial Deposit to Purchaser. If Purchaser fails to provide Seller's Representative with written notice of termination prior to the expiration of the Feasibility Period, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit shall be non-refundable, except as otherwise expressly provided in this Contract, and Purchaser's obligation to purchase the Properties shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1.

3.3. Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to any Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give notice to Seller's Representative a reasonable time prior to any entry onto its Property and shall permit such Seller to have a representative present during all Inspections conducted at its Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the Inspections, and all equipment, materials and substances generated, used or brought onto each Property pose no material threat to the safety of persons, property or the environment. All information made available by Sellers to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Properties by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deeds to Purchaser.

3.4.

Purchaser Indemnification.

3.4.1. Purchaser shall indemnify, hold harmless and, if requested by a Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller, together with such Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, and AIMCO (collectively, including such Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, penalties, interest, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultants' entry onto such Seller's Property, and any Inspections or other matters performed by Purchaser or Purchaser's Consultants with respect to such Property during the Feasibility Period or otherwise (but excluding any liability arising out of the discovery of any hazardous materials or other substances as long as Purchaser immediately stops all work upon discovery of such substances and immediately notifies the applicable Seller). Purchaser shall, however, not be liable for any damages incurred by Sellers resulting from the mere discovery by Purchaser of a pre-existing condition at or with regard to a Property; provided, however, that, if Purchaser proceeds with acquisition of the Properties after the expiration of the Feasibility Period, Purchaser shall accept the Properties with such pre-existing conditions and assume any liabilities associated therewith.

3.4.2. Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on any Property without Seller's Representative's prior written consent, which consent may be withheld in Seller's Representative's sole discretion. Further, Seller's Representative shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of its Property), investigations and other matters that in such Seller's Representative's reasonable judgment could result in any injury to its Property or breach of any contract, or expose the applicable Seller to any Losses or violation of applicable law, or otherwise adversely affect such Property or such Seller's interest therein; provided, however, if a Seller disapproves any such investigation, such Seller shall reimburse Purchaser for Purchaser's reasonable, documented out-of-pocket expenses incurred up to the time of such disapproval (but not to exceed $50,000). Purchaser shall use reasonable efforts to minimize disruption to Tenants in connection with Purchaser's or its Consultants' activities pursuant to this Section. No consent by Seller's Representative to any such activity shall be deemed to constitute a waiver by the applicable Seller or assumption of liability or risk by such Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, each Property to the same condition existing inunediately prior to Purchaser's exercise of its rights pursuant to this Article III. Purchaser shall maintain and cause its third party consultants to maintain (a) casualty insurance and commercial general liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise, and (b) worker's compensation insurance for all of their respective employees in accordance with the law of the commonwealth or state in which the Properties are located. As a condition precedent to Purchaser's entry onto any of the Properties, Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Sellers (in the form of a certificate of insurance) prior to Purchaser's or Purchaser's Consultants' entry onto such Property. The provisions of this Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

3.5.

Property Materials.

3.5.1. Prior to the Effective Date, and to the extent the same exist and are in a Seller's possession or reasonable control (subject to Section 3.5.2), each Seller delivered to Purchaser the documents set forth on Schedule 3.5 (together with any other documents or information provided by Sellers or their agents to Purchaser with respect to the Property, the "Materials") relating to its Property. In the alternative, at a Seller's option and within the foregoing 5-day period, such Seller may make the same available to Purchaser on a secure website (Purchaser agrees that any item to be delivered by a Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify the applicable Seller and such Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by such Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser's sole remedy will be to terminate this Contract pursuant to Section 3.2.

3.5.2. In providing such information and Materials to Purchaser, other than Seller's Representations, each Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Sellers to Purchaser under the terms of this Contract are for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to all applicable Sellers as a condition to return of any portion of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason. Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that the Materials and other documents and information delivered or made available by Sellers pursuant to this Contract may not be complete or constitute all of such documents which are in a Seller's possession or control, but are those that are readily available to such Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although each Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Sellers pursuant to this Contract, Purchaser will not rely on such Materials or other documents as being a complete and accurate source of information with respect to the Properties and will instead in all instances rely exclusively on its own Inspections and Consultants and Sellers' representations and warranties expressly contained herein with respect to all matters which it deems relevant to its decision to acquire, own and operate the Properties.

3.5.3. In addition to the items set forth on Schedule 3.5, prior to the Effective Date, each Seller delivered to Purchaser (or otherwise made available to Purchaser as provided under Section 3.5.1) the most recent rent roll for the applicable Property listing the move-in date, monthly base rent payable, lease expiration date and unapplied security deposit for each Lease (the "Rent Rolls"). Sellers make no representations or warranties regarding the Rent Rolls other than the express representation set forth in Section 6.1.6.

3.5.4. In addition to the items set forth on Schedule 3.5, prior to the Effective Date, each Seller delivered to Purchaser (or otherwise made available to Purchaser as provided under Section 3.5.1) a list of all current Property Contracts for the applicable Property (the "Property Contracts Lists"). Sellers make no representations or warranties regarding the Property Contracts Lists other than the express representations set forth in Section 6.1.7.

3.5.5. The provisions of this Section 3.5 shall survive the Closing and delivery of the Deeds to Purchaser.

 3.6. Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller's Representative (the "Property Contracts Notice") specifying any Property Contracts which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination on or after Closing shall be subject to the express terms of such Terminated Contracts, (b) if any such Property Contract cannot by its terms be terminated at Closing, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice to Seller's Representative on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts with respect to such Seller (or its Property) and Purchaser shall assume all Property Contracts of such Seller at the Closing. To the extent that any Property Contract to be assigned to Purchaser requires vendor consent, then, prior to the Closing, Purchaser may attempt to obtain from each applicable vendor a consent (each a "Required Assignment Consent") to such assignment. Purchaser shall indemnify, hold harmless and, if requested by the applicable Seller (in such Seller's sole discretion), defend (with counsel approved by such Seller) such Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to obtain any Required Assignment Consent.

ARTICLE IV
TITLE

 4.1. Title Documents. Prior to the Effective Date, each Seller caused to be delivered to Purchaser a standard form commitment for title insurance ("Title Commitment") for such Seller's Property in an amount equal to that Property's Purchase Price from Title Insurer for a standard coverage policy of insurance (the "Title Policy") on the most recent standard American Land Title Association form, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents"). Each Seller shall be responsible only for payment of the basic premium for the Title Policy for its Property. Purchaser shall be solely responsible for payment of all other costs relating to procurement of the Title Commitment, the Title Policy, and any requested endorsements with respect to each of the Properties, including for "extended" coverage.

 4.2. Survey. Prior to the Effective Date, each Seller caused to be delivered to Purchaser any existing survey of such Property (the "Existing Survey"). Purchaser may, at its sole cost and expense, order a new or updated survey of its Property either before or after the Effective Date (each such new or updated survey, together with the Existing Survey, is referred to herein as the "Survey").

 4.3. Objection and Response Process. On or before the date which is 5 Business Days prior to the expiration of the Feasibility Period (the "Objection Deadline"), Purchaser shall, on a Property-by-Property basis, give written notice (the "Objection Notice") to the attorneys for Sellers of any matter set forth in any Title Documents or Surveys to which Purchaser objects (the "Objections"). If Purchaser fails to tender an Objection Notice with respect to a Property on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey for such Property. On or before 2 Business Days prior to the expiration of the Feasibility Period (the "Response Deadline"), a Seller who has received an Objection Notice may, in such Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which such Seller is willing to cure, if any. Sellers shall be entitled to reasonable adjournments of the Closing Date to cure any Objections applicable to any Seller. If a Seller fails to deliver a Response Notice by the Response Deadline, such Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with any Response Notice, or, if such Seller fails to deliver a Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Seller's Representative on or before the expiration of the Feasibility Period either (a) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties), in which event the Initial Deposit shall be returned to Purchaser. If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the Title Documents or the Survey, subject only to resolution, if any, of the Objections as set forth in a Response Notice (or if no such Response Notice is tendered, without any resolution of the Objections).

4.4. Permitted Exceptions. The Deed for each Property delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

4.4.1. All matters shown in the Title Documents and the Survey for such Property, other than (a) those Objections, if any, which the applicable Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics' liens and taxes due and payable with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

4.4.2. All Leases for such Property;

4.4.3. [Intentionally left blank];

4.4.4. Applicable zoning and governmental regulations and ordinances;

4.4.5. Any defects in or objections to title to such Property, or title exceptions or encumbrances, arising by, through or under Purchaser; and

4.4.6. The terms and conditions of this Contract.

4.5. Existing Deed of Trust. It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect thereto, any deeds of trust and/or mortgages (including any and all mortgages which secure a Note) against a Property (collectively, a "Deed of Trust") shall not be deemed Permitted Exceptions for such Property, whether Purchaser gives further written notice of such or not, and shall be paid off, satisfied, discharged, reconveyed and/or cured by Sellers at Closing, subject to the provisions of Section 2.2.

 4.6. Subsequently Disclosed Exceptions. If at any time after the Objection Deadline, an update to any Title Commitment discloses any additional item that materially adversely affects title to the applicable Property which was not disclosed on any version of the Title Commitment delivered to Purchaser during the Feasibility Period (the "New Exception"), Purchaser shall have a period of 5 days from the date of its receipt of such update (the "New Exception Review Period") to review and notify Seller's Representative in writing of Purchaser's approval or disapproval of the New Exception. If Purchaser disapproves of the New Exception, the applicable Seller may, in that Seller's sole discretion, notify Purchaser as to whether it is willing to cure the New Exception. If such Seller elects to cure the New Exception, that Seller shall be entitled to reasonable adjournments of the Closing Date to cure the New Exception. If such Seller fails to deliver a notice to Purchaser within 3 days after the expiration of the New Exception Review Period, that Seller shall be deemed to have elected not to cure the New Exception. If Purchaser is dissatisfied with such Seller's response, or lack thereof, Purchaser may, as its exclusive remedy elect either: (i) to terminate this Contract by notice to Seller's Representative, in which event the Deposit shall be promptly returned to Purchaser or (ii) to waive the New Exception and proceed with the transactions contemplated by this Contract, in which event Purchaser shall be deemed to have approved the New Exception. If Purchaser fails to notify the Seller's Representative of its election to terminate this Contract in accordance with the foregoing clause within 6 days after the expiration of the New Exception Review Period, Purchaser shall be deemed to have elected to approve and irrevocably waive any objections to the New Exception.

4.7.

[Intentionally left blank]

 4.8. Purchaser Financing. Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

4.9. HAP Contracts. Purchaser recognizes and agrees that the Properties are and may become the subject of one or more Housing Assistance Payment voucher (tenant based) contracts (collectively, the "HAP Contracts"), which regulate Section 8 payments to the Properties under existing vouchers administered by the local housing authorities for the County of Salt Lake, Utah, and the City of Salt Lake, Utah (collectively, the "Housing Authority"). Within 5 calendar days after the Effective Date, Sellers agree to deliver or make available to Purchaser as part of the Materials, copies of the HAP Contracts which are in Sellers' possession or reasonable control (subject to Section 3.5.2). At Closing, Purchaser either (a) shall assume all obligations under the HAP Contracts and accept title to the Properties subject to the same, or (b) the existing HAP Contracts shall be terminated, and Purchaser shall enter into replacement Housing Assistance Payment contracts which are acceptable to the Housing Authority (either (a) or (b) meaning the "HAP Assumption"). No later than 15 days after the Effective Date, Purchaser, at its sole cost and expense, shall submit all applications, documents, information, materials, and fees to the Housing Authority, required in order for the Housing Authority to approve Purchaser's request for pre-approval as an entity qualified to assume the HAP Contracts, and shall diligently proceed using its best efforts to obtain such pre-approval as soon as possible. Purchaser agrees to provide Seller's Representative with copies of such applications no later than 5 Business Days after submittal thereof to the Housing Authority. Purchaser shall make such filings with the Housing Authority, deliver such documents, pay such fees and costs (if any), and pay such reserves, impounds, escrows and other amounts (if any) post-Closing as required by the Housing Authority with respect to the HAP Contracts (which may include, but not be limited to, a change in ownership form, name of the new owner, name of the property manager, evidence that title to the applicable Property has transferred and an IRS form W-9). From and after the Effective Date, Sellers shall promptly deliver to Purchaser copies of any new HAP Contracts entered into by Sellers after the Effective Date with respect to the Properties, and after expiration of the Feasibility Period, Sellers agree not to enter into any new HAP Contracts with respect to the Properties without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned). The provisions of this Section 4.9 shall survive Closing, and Purchaser shall accomplish the HAP Assumption after the Closing and Sellers shall have no obligations with respect to such HAP Assumption; provided, however Sellers agree to reasonably cooperate with Purchaser to accomplish the HAP Assumption (to the extent necessary) at no out of pocket cost to Sellers.

ARTICLE V CLOSING

 5.1. Closing Date. The Closing shall occur on April 30, 2008 at the time set forth in Section 2.2.4 (the "Closing Date") through an escrow with Escrow Agent, whereby the Sellers, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, any Seller shall have the option, by delivering written notice to Purchaser, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, in connection with any Seller's payment in full of its Note (the "Loan Payoff), and the exercise of such option shall extend the Closing Date for all Properties. Further, the Closing Date may be extended without penalty at the option of any Seller either (i) to a date not later than 45 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by any Seller pursuant to the second sentence of this paragraph) to satisfy any condition to Closing, or such later date as is mutually acceptable to Sellers and Purchaser. Any such notice extending the Closing Date shall be delivered by Sellers or Seller's Representative to Purchaser no later than 15 days prior to the Closing Date.

 5.2. Seller Closing Deliveries. No later than 1 Business Day prior to the Closing Date, each Seller shall, with respect to each Property to be conveyed by such Seller hereunder, deliver to Escrow Agent, each of the following items:

5.2.1. Special Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions executed and acknowledged by such Seller.

5.2.2. A Bill of Sale in the form attached as Exhibit C executed by such Seller.

5.2.3. A General Assignment in the form attached as Exhibit D (the "General Assignment") executed by such Seller .

5.2.4. An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment") executed by such Seller.

5.2.5. A letter in the form attached hereto as Exhibit F prepared and addressed by Purchaser and countersigned by each applicable Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

5.2.6. The applicable Seller's closing statement executed by such Seller.

5.2.7. A title affidavit or at such Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to such Seller, executed by each Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment and to permit a "gap" closing; provided that such affidavit does not subject such Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

5.2.8. A certification of such Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, executed by each Seller.

5.2.9. Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing such Seller's authority to consummate this transaction.

5.2.10. Updated Rent Rolls from each Seller effective as of a date no more than 3 Business Days prior to the Closing Date; provided, however, that the content of such updated Rent Rolls shall in no event expand or modify the conditions to Purchaser's obligation to close as specified under Section 8.1,.

5.2.11. Updated Property Contracts Lists from each Seller effective as of a date no more than 3 Business Days prior to the Closing Date; provided, however, that the content of such updated Property Contracts Lists shall in no event expand or modify the conditions to Purchaser's obligation to close as specified under Section 8.1.

5.3. Purchaser Closing Deliveries. No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to the applicable Seller upon the Closing) the following items with respect to each Property being conveyed at the Closing:

5.3.1. The full Purchase Price for such Property (with credit for the Applicable Share of the Deposit), plus or minus the adjustments or prorations required by this Contract.

5.3.2. A title affidavit (or at Purchaser's option an indemnity) pertaining to Purchaser's activity on the applicable Property prior to Closing, in the customary form reasonably acceptable to Purchaser to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater Iiability, or impose any additional obligations, other than as set forth in this Contract.

5.3.3. Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of such Property.

5.3.4. Purchaser's closing statement executed by Purchaser.

5.3.5. A countersigned counterpart of the General Assignment executed by Purchaser.

5.3.6. A countersigned counterpart of the Leases Assignment executed by Purchaser.

5.3.7. Notification letters to all Tenants at such Property prepared and executed by Purchaser in the form attached hereto as Exhibit G.

5.3.8. The Vendor Terminations.

5.3.9. Any cancellation fees or penalties due to any vendor under any Terminated Contract as a result of the termination thereof.

5.3.10. Resolutions, certificates of good standing, and such other organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

5.4. Closing Prorations and Adjustments. The prorations set forth in this Section 5.4 shall be on a Property-by-Property basis and not among, or between, Properties, and shall not be allocated on an Applicable Share basis.

5.4.1. General. With respect to each Property, all normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, the applicable Seller being charged or credited, as appropriate, for all of the same attributable to the period up to the Closing Date (and credited for any amounts paid by the applicable Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date. Each Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to Sellers (if the prorations result in a net credit to Sellers) or by Sellers to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing.

5.4.2. Operating Expenses. With respect to each Property, all of the operating, maintenance, taxes (other than real estate taxes), and other expenses incurred in operating such Property that such Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of such Property, shall be prorated on an accrual basis. Each Seller shall pay all such expenses that accrue prior to the Closing Date and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

5.4.3. Utilities. With respect to each Property, the final readings and final billings for utilities will be made if possible as of the Closing Date, in which case each Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate. Each Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and such Seller shall notify each utility company serving its Property to terminate its account, effective as of noon on the Closing Date.

5.4.4. Real Estate Taxes. Any real estate ad valorem or similar taxes for a Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved.

5.4.5. Property Contracts. Purchaser shall assume at Closing the obligations under the Property Contracts assumed by Purchaser, subject to proration of operating expenses under Section 5.4.2.

5.4.6. Leases.

5.4.6.1 With respect to each Property, all collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-toughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of a Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Each Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in a SelIer's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay to such Seller such accrued Uncollected Rents as and when collected by Purchaser. Purchaser agrees to bill Tenants of the Properties for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. Notwithstanding the foregoing, Purchaser's obligation to collect Uncollected Rents shall be limited to Uncollected Rents of not more than 90 days past due, and Purchaser's collection of rents shall be applied, first, towards current rent due and owing under the Leases, and, second, to Uncollected Rents. After the Closing, each Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to such Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by any Seller of such right; provided however, that the foregoing right of each Seller shall be limited to actions seeking monetary damages and, in no event, shall any Seller seek to evict any Tenants in any action to collect Uncollected Rents. Purchaser agrees to cooperate with each Seller in connection with all efforts by such Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to each Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection . of such Uncollected Rents by such Seller; provided, however, that Purchaser's obligation to cooperate with a Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant Lease with an existing Tenant or evict any existing Tenant from a Property, nor shall a Seller have the right to seek to terminate any Tenant Lease or evict any existing Tenant.

 5.4.6.2 At Closing, with respect to each Property, Purchaser shall receive a credit against the applicable Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by a Seller which constitutes the Tenant Security Deposit Balance shall be retained by the applicable Seller in exchange for the foregoing credit against the applicable Purchase Price and shall not be transferred by such Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to any Seller, either pursuant to the Leases or otherwise.

 5.4.6.3 With respect to operating expenses, taxes, utility charges, other operating cost pass throughs, retroactive rental escalations, sums or charges payable by Tenants under the Leases, to the extent that a Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall receive a credit therefor at Closing. With respect to any payments received by Purchaser after the Closing allocable to Sellers prior to Closing, Purchaser shall promptly pay the same to Seller's Representative.

5.4.7. [Intentionally left blank]

5.4.8. Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser. Seller shall have the risk of loss of the Properties until the Closing, after which time the risk of loss shall pass to Purchaser and Purchaser shall be responsible for obtaining its own insurance thereafter.

5.4.9. Employees. Each Seller's and each Seller's manager's on-site employees shall have their employment at the applicable Property terminated as of the Closing Date, and, in connection therewith, any below market rate Leases with such manager or on-site employees shall terminate no later than 7 days after such termination of employment.

5.4.10. Closing Costs. With respect to each Property, Purchaser shall pay the cost of recording any instruments required to discharge any liens or encumbrances against such Property, any premiums or fees required to be paid by Purchaser with respect to the applicable Title Policy pursuant to Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Each Seller shall pay the base premium for its Title Policy to the extent required by Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Any closing costs not specifically allocated herein shall be allocated between each Seller and Purchaser in a manner customary in the county in which each Property is located.

5.4.11. Utility Contracts. If any Seller has entered into an agreement for the purchase of electricity, gas or other utility service for its Property or a group of properties (including such Property) (a "Utility Contract"), or an affiliate of such Seller has entered into a Utility Contract, such Utility Contract shall be identified on the Seller Information Schedule and, as set forth on the Seller Information Schedule, either (a) Purchaser either shall assume the Utility Contract with respect to such Property, or (b) the reasonably calculated costs of the Utility Contract attributable to such Property from and after the Closing shall be paid to the applicable Seller at the Closing and such Seller shall remain responsible for payments under the Utility Contract.

5.4.12. Possession. Possession of each Property, subject to the Leases, Property Contracts, other than Terminated Contracts, and Permitted Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3. To the extent reasonably available to each Seller, originals or copies of its Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and such Seller's books and records relating to its Property to be conveyed by such Seller (other than proprietary information) (collectively, "Seller's Property-Related Files and Records") regarding the applicable Property shall be made available to Purchaser at such Property after the Closing. Purchaser acknowledges and agrees that, prior to Closing and at Purchaser's sole cost and expense, Purchaser shall make copies (including, at Sellers' discretion, CD copies) of those portions of Seller's Property Related Files and Records as may be requested by Sellers and shall deliver such copies to Sellers on or prior to the Closing Date. Purchaser acknowledges and agrees that such copies may be retained by Sellers from and after the Closing. The conditions and restrictions on Purchaser's investigations and entry upon each of the Properties set forth in Article 3, and Purchaser's indemnity obligations, shall also apply to the copying of Seller's Property Related Files and Records pursuant to this Section 5.4.12. Purchaser agrees that it shall coordinate with the Regional Property Manager for each Property prior to the entry of Purchaser or Purchaser's agents onto a Property in connection with such copying, and will insure that the Regional Property Manager (or a designee or designees of the Regional Property Manager) is present at all times during and as a pre-condition to the entry or presence of Purchaser or Purchaser's agents on a Property in connection with such copying.

5.4.13. Survival. The provisions of this Section 5.4 shall survive the Closing and delivery of the Deeds to Purchaser.

5.5. Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, Sellers shall be entitled to all income, and shall pay all expenses, relating to the operation of the Properties for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Properties for the period commencing on and after the Closing Date. Purchaser or a Seller may request that Purchaser and such Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom), in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items for any Property (a) after the expiration of 90 days after Closing, or (b) subject to such 90-day period, unless and until all such items exceed $5,000.00 in magnitude in the aggregate with respect to such Property. The provisions of this Section 5.6 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER

6.1. Seller's Representations. Except, in all cases, for any fact, information or condition disclosed in the Title Documents, the Permitted Exceptions, the Property Contracts, or the Materials, or which is otherwise known by Purchaser prior to the Closing, each Seller, individually and severally with respect only to itself and its Property, represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date; provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1:

6.1.1. Such Seller is validly existing and in good standing under the laws of the state of its formation set forth on the Seller Information Schedule; and, subject to Section 8.2.4, has or at the Closing shall have the entity power and authority to sell and convey its Property and to execute the documents to be executed by such Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which such Seller is a party or by which such Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on such Seller's ability to consummate the transaction contemplated by this Contract or on the Property. Subject to Section 8.2.4, this Contract is a valid, binding and enforceable agreement against such Seller in accordance with its terms;

6.1.2. Other than the Leases, such Seller's Property is not subject to any written lease executed by such Seller or, to such Seller's knowledge, any other possessory interests of any person;

6.1.3. Such Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

6.1.4. Except as set forth on the Seller Information Schedule and for (a) any actions by such Seller to evict Tenants under its Leases ,or (b) any matter covered by such Seller's current insurance policy(ies), to such Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against such Seller's Property;

6.1.5. To such Seller's knowledge, such Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, commonwealth, county or municipal law, ordinance, order, regulation or requirement affecting such Seller's Property; and

6.1.6. To such Seller's knowledge, such Seller has not received any written notice of any material default by such Seller under any of its Property Contracts that will not be terminated on the Closing Date.

6.1.7. To such Seller's knowledge, the applicable Rent Roll (as updated pursuant to Section 5.2.10) is accurate in all material respects.

6.1.8. To such Seller's knowledge, the applicable Property Contracts List (as updated pursuant to Section 5.2.11) is accurate in all material respects.

6.1.9. Seller is not a Prohibited Person.

6.1.10. To each Seller's knowledge, except for third party persons who hold direct or indirect ownership interests in each Seller, none of Sellers' affiliates or parent entities is a Prohibited Person.

6.1.11. To each Seller's knowledge, except for third party persons who hold direct or indirect ownership interests in each Seller, such Seller's Property is not the property of or beneficially owned by a Prohibited Person.

6.1.12. To each Seller's knowledge, except for third party persons who hold direct or indirect ownership interests in each Seller, such Seller's Property is not the proceeds of specified unlawful activity as defined in 18 U.S.C. § 1956(c)(7).

6.1.13. To each Seller's knowledge, such Seller's Property is not subject to any Section 8 project-based assistance contracts with HUD.

6.2. AS-IS. Except for Seller's Representations, each Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price for each Property and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall have the benefit of, and is not relying upon, any information provided by Sellers or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Sellers or Broker, including, without limitation, any relating to the value of any Property, the physical or environmental condition of any Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of any Property with any regulation, or any other attribute or matter of or relating to any Property (other than any covenants of title contained in the Deed conveying a Property and Seller's Representations with respect to such Property). Purchaser agrees that Sellers shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Properties. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases each of Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against any Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Properties. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Properties), reports, investigations and inspections as it deems appropriate in connection with the Properties. If Sellers provide or have provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Properties, including, without limitation, the offering prepared by Broker, Purchaser and Sellers agree that Sellers have done so or shall do so only for the convenience of the parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against any Seller's Indemnified Parties. Purchaser acknowledges and agrees that no representation has been made and no responsibility is assumed by Sellers with respect to current and future applicable zoning or building code requirements or the compliance of the Properties with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Properties, the continuation of contracts, continued occupancy levels of the Properties, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, each Seller shall have the right, but not the obligation, to enforce its rights against any and all of its Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the applicable Deed with or without such tenants in possession and without any allowance or reduction in the applicable Purchase Price under this Contract. Purchaser hereby releases Sellers from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deeds to Purchaser.

6.3. Survival of Seller's Representations. Sellers and Purchaser agree that Seller's Representations shall survive Closing for a period of 12 months (the "Survival Period"). No Seller shall have liability after the Survival Period with respect to any of its Seller's Representations contained herein except to the extent that Purchaser has requested arbitration against such Seller during the Survival Period for breach of any of such Seller's Representations. Each Seller shall be liable only for the breach of its own Seller's Representations. Further, the liability for each Seller for breach of its Seller's Representations shall be limited to, and capped at, $500,000 for such Seller's Property (the "Liability Cap") for which a breach of Seller's Representations occurred, on a Property-by-Property basis if a Seller is selling more than one Property. Such cap on liability shall apply for any individual breach or in the aggregate for all breaches of such Seller's Representations with respect to such Property. Purchaser shall not be entitled to bring any claim for a breach of Seller's Representations unless the claim for damages by Purchaser for a Property exceeds $5,000. In the event that a Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, and elected to close regardless, Purchaser shall be deemed to have waived any right of recovery, and such Seller shall not have any liability in connection therewith.

6.4. Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of [such] Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Regional Property Manager of such Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of such Seller, or any affiliate of such Seller, or to impose upon such Regional Property Manager any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Regional Property Manager any individual personal Iiability.

6.5 Representations And Warranties Of Purchaser. For the purpose of inducing Sellers to enter into this Contract and to consummate the sale and purchase of the Properties in accordance herewith, Purchaser represents and warrants to Sellers the following as of the Effective Date and as of the Closing Date:

6.5.1. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of StateplaceCalifornia.

6.5.2. Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

6.5.3. No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Sellers.

6.5.4. Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Sellers or any representative of Sellers (including, without limitation, Broker) in connection with this Contract and the acquisition of the Properties.

6.5.5. The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires any Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

6.5.6. Purchaser is not a Prohibited Person.

6.5.7. To Purchaser's knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

6.5.8. The funds or other assets Purchaser will transfer to Seller under to this Contract are not the property of, or are beneficially owned, directly or indirectly, by a Prohibited Person.

6.5.9. The funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. § 1956(c)(7).

The provisions of this Section 6.5 shall survive the Closing and delivery of the Deeds to Purchaser for a period of 12 months.

ARTICLE VII
OPERATION OF THE PROPERTIES

7.1. Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business each Seller may, with respect to its Property, enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, each Seller agrees that any such new Property Contracts shall be terminable on 30 days' prior written notice and any new or renewed Leases shall not have a term in excess of 1 year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

 7.2. General Operation of Property. Except as specifically set forth in this Article VII, each Seller shall operate its Property after the Effective Date in the ordinary course of business, and except as necessary in such Seller's sole discretion to address (a) any life or safety issue at its Property or (b) any other matter which in such Seller's reasonable discretion materially adversely affects the use, operation or value of such Property, such Seller will not make any material alterations to its Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.

7.3. Liens. Other than utility easements and temporary construction easements granted by a Seller in the ordinary course of business, each Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to its Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO CLOSING

 8.1. Purchaser's Conditions to Closing. Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.1.1. All of the documents required to be delivered by Sellers to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.1.2. Each of Seller's Representations and covenants shall be true in all material respects as of the Closing Date;

8.1.3. Each Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by such Seller hereunder; and

8.1.4. No Seller nor any of Seller's general partners shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding.

Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section 8.1. If any condition set forth in Sections 8.1.1, 8.1.2, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price for any Property, or (b) if such failure constitutes a default by a Seller, exercise any of its remedies pursuant to Section 10.2. If the condition set forth in Section 8.1.2 is not met, Purchaser may, as its sole and exclusive remedy, (i) notify Seller's Representative in writing of Purchaser's election to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) and receive a return of the Deposit from the Escrow Agent, or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price.

8.2. Sellers' Conditions to Closing. Without limiting any of the rights of any Seller elsewhere provided for in this Contract, each Seller's obligation to close with respect to conveyance of its Property under this Contract shall be subject to and conditioned upon the fulfillment of the following conditions precedent:

8.2.1. All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

8.2.2. Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

8.2.3. Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

8.2.4. Such Seller shall have received all consents, documentation and approvals necessary to consummate and facilitate the transactions contemplated hereby (a) from Seller's unaffiliated partners, members, managers, shareholders or directors to the extent required by Seller's (or Seller's affiliates') organizational documents, and (b) as required by law; and

8.2.5. [Intentionally left blank];

8.2.6. [Intentionally left blank];

8.2.7. There shall not be pending or, to the knowledge of either Purchaser or the applicable Seller, any litigation or threatened litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser.

If any of the foregoing conditions in Sections 8.2.1 through 8.2.4 or 8.2.7 to a Seller's obligation to close with respect to conveyance of its Property under this Contract are not met, Sellers, collectively, may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, (b) terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1.

If Sellers terminate this Contract because of the failure of the condition set forth in Sections 8.2.4 or 8.2.7, then Sellers shall reimburse Purchaser for its actual out-of-pocket expenses incurred through the date of such termination in connection with the transaction contemplated by this Contract (in no event, to exceed $50,000), the Deposit shall be returned to Purchaser and Purchaser shall deliver to Seller's Representative copies of any and all third party reports prepared by Purchaser in connection therewith.

ARTICLE IX BROKERAGE

 9.1. Indemnity. Each Seller, severally and individually, represents and warrants to Purchaser that it has dealt only with ARA Utah, Streetaddress299 South Main Street, Suite 1710, Salt Lake City, Utah PostalCode84111 ("Broker") in connection with this Contract. Each Seller, severally and individually, and Purchaser each represents and warrants to the other that, other than Broker, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this Section 9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deeds to Purchaser.

9.2. Broker Commission. If the Closing occurs, each Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract.

 9.3. Broker Signature Page. As a condition to Sellers' obligation to pay the commission pursuant to Section 9.2, Broker shall execute the signature page for Broker attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Broker's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Sellers, and the same shall become fully effective upon execution by Purchaser and Sellers, and (b) the signature of Broker will not be necessary to amend any provision of this Contract.

 9.4. Purchaser's Consultant. Sellers agree, at the request of Purchaser, to pay Arroyo & Coates, Inc., a California corporation, a consulting fee in the amount of $1,000,000.00 from the Purchase Price, if and only if the Closing occurs.

ARTICLE X
DEFAULTS AND REMEDIES

10.1. Purchaser Default. If Purchaser defaults in its obligations hereunder to (a) deliver the Initial Deposit or Additional Deposit (or any other deposit or payment required of Purchaser hereunder), (b) deliver to Sellers the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price for each Property at the time required by Section 2.2.4 and close on the purchase of the Properties on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Applicable Share of the Deposit to each Seller, and neither party shall be obligated to proceed with the purchase and sale of the Properties. If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller's Representative, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Applicable Share of the Deposit to each Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity and confidentiality obligations hereunder, Sellers' sole and exclusive remedy at law or in equity for Purchaser's failure to perform its obligation to purchase the Properties or breach of a representation or warranty. Sellers expressly waive the remedies of specific performance and additional damages for such default by Purchaser. SELLERS AND PURCHASER ACKNOWLEDGE THAT SELLERS' DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS' DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLERS, AND SHALL BE SELLERS' EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

10.2. Seller Default. If a Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell its Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, either (A) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit) and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $50,000 per terminated Property, or (B) Purchaser may seek specific performance of defaulting Seller's obligation to deliver the Deed pursuant to this Contract (but not damages). Purchaser agrees that it shall promptly deliver to each Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Sellers pursuant to the foregoing sentence. SELLERS AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER FOR A DEFAULT BY SELLER PRIOR TO CLOSING, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLERS, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY ANY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS PRIOR TO CLOSING OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES, WHETHER BEFORE OR AFTER CLOSING, MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLERS FOR ANY BREACH BY A SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT; PROVIDED, HOWEVER, THAT, TO THE EXTENT INCLUDED WITHIN THE LIMIT ON DAMAGES RECOVERABLE UNDER THE LIABILITY CAP STATED IN SECTION 6.3, PURCHASER MAY, DURING THE SURVIVAL PERIOD, SEEK TO PROVE AND RECOVER INDIRECT, CONSEQUENTIAL AND SPECIAL DAMAGES RESULTING FROM A BREACH OF SELLER'S REPRESENTATIONS. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST ANY PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY. NOTHING IN THIS SECTION 10.2 SHALL LIMIT PURCHASER'S REMEDIES UNDER SECTION 6.3 ABOVE.

ARTICLE XI

RISK OF LOSS OR CASUALTY

11.1. Major Damage. If a Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $250,000, then the applicable Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by delivering written notice to Seller's Representative. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price notwithstanding any such damage or destruction, and Purchaser shall, at Closing, execute and deliver an assignment and assumption (in a form reasonably required by the applicable Seller) of such Seller's rights and obligations with respect to the insurance claim and related to such casualty, and thereafter Purchaser shall receive all remaining insurance proceeds pertaining to such claim (plus a credit against the applicable Purchase Price at Closing in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs). If this Contract is terminated from such damage, Purchaser shall recover the Deposit.

11.2. Minor Damage. If a Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is less than $250,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, the applicable Seller shall make such repairs to the extent of any recovery from insurance carried on such Property if such repairs can be reasonably effected before the Closing. Subject to Section 11.3, if the applicable Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price for the damaged Property in the amount of any deductible payable by the applicable Seller in connection therewith and not spent by such Seller for demolition, site cleaning, restoration or other repairs) at Closing.

11.3. Repairs. To the extent that a Seller elects to commence any repair, replacement or restoration of its damaged Property prior to Closing, then such Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds. To the extent that any repair, replacement or restoration of a casualty has been commenced by the applicable Seller prior to Closing, then the Property Contracts for such Property shall include, and Purchaser shall assume at Closing, all construction and other contracts entered into by such Seller in connection with such repair, replacement or restoration. The provisions of this Section 11.3 shall survive the Closing and delivery of the Deeds to Purchaser.

ARTICLE XII
EMINENT DOMAIN

12.1. Eminent Domain. If, at the time of Closing, any material part of a Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Contract in its entirety with respect to all Properties (but not in part with respect to less than all Properties) by giving written notice within 10 days after Purchaser's receipt from Seller's Representative of notice of the occurrence of such event, and if Purchaser so terminates this Contract shall recover the Deposit hereunder (subject to Purchaser's obligation under Section 3.5.2 to return all Third Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Deposit). If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of a Property.

ARTICLE XIII
MISCELLANEOUS

13.1. Binding Effect of Contract. This Contract shall not be binding on any party until executed by both Purchaser and all Sellers. Neither the Escrow Agent's nor the Broker's execution of this Contract shall be a prerequisite to its effectiveness.

13.2. Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.

13.3. Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller's Representative, except that Purchaser may assign this Contract, without first obtaining the prior written approval of the Seller's Representative, to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, and (c) Purchaser provides written notice to Seller's Representative of any proposed assignment no later than 10 days prior to the Closing Date. As used herein, an affiliate is a person or entity in which Purchaser or the principals of Purchaser have both an ownership interest and substantial managerial and administrative control (which control need not be solely held by Purchaser).

13.4. Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Sellers and Purchaser, and their respective successors, heirs and permitted assigns.

13.5. Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

13.6. Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

13.7. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified mail, return receipt requested; or (d) sent by confirmed facsimile transmission or electronic delivery with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

To Purchaser:

Jackson Square Properties, LLC

500 Washington Street, Suite 700

San Francisco, California 94111

Attention:

Curtis Gardner and Thomas Coates

Telephone:	(415)	445-7800
Facsimile: with a copy to:	(415)	544-9134 and	(415) 544-9135

Rutan & Tucker LLP

611 Anton Blvd., Suite 1400 Costa Mesa, California 92626

Attention:

Randall M. Babbush

Telephone:

(714) 641-3456

Facsimile:

(714) 546-9035

To any Seller or Seller's Representative:

c/o AIMCO

4582 South Ulster Street Parkway Suite 1100

Denver, Colorado 80237

Attention:	Brian Bornhorst
Telephone:	(303) 691-4472
Facsimile:	(303) 300-3261
And: c/o AIMCO

4582 South Ulster Street Parkway Suite 1100

Denver, Colorado 80237

Attention:	Mr. Harry Alcock
Telephone:	(303) 691-4344
Facsimile: with copy to:	(303) 300-3282

John Spiegleman, Esq.

Senior Vice President

AIMCO

4582 South Ulster Street Parkway Suite 1100

Denver, Colorado 80237

Telephone:(303) 691-4303
Facsimile:(303) 300-3260

and a copy to:

ARA Utah

299 South Main Street, Suite 1710 Salt Lake City, Utah 84111

Attention:	Jed Millburn
Telephone:	(801) 961-1372
Facsimile: and a copy to:	(801) 531-1225

Ballard Spahr Andrews & Ingersoll, LLP 1225 17th Street, Suite 2300

Denver, Colorado 80202-5596

Attention:

Beverly J. Quail, Esq. or Alicia B. Clark, Esq.

Telephone:

303 -292-2400

Facsimile:

303-296-3956

Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

Stewart Title Guaranty Company 1980 Post Oak Boulevard, Suite 610 Houston, Texas 77056

Attention:	Wendy Howell
Telephone:	(713) 625-8136
Facsimile:	(713) 552-1703

Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.

13.8. Governing Law And Venue. The laws of the State of StateplaceUtah shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the commonwealth or state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

13.9. Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and agreements, whether written or oral.

13.10. Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and (b) as provided in Section 9.3 above, the signature of the Broker shall not be required as to any amendment of this Contract.

13.11. Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.

13.12. Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures or electronic delivery of signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.

13.13. Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.

13.14. Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, or (c) to Purchaser's or Sellers' lenders, investors, attorneys and accountants. Any information and Materials provided by Sellers to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its Consultants, without the prior written authorization of Seller's Representative, which may be granted or denied in the sole discretion of Seller's Representative. Notwithstanding the provisions of Section 13.9, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Contract and shall not be superseded hereby.

13.15. Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.

13.16. Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.

13.17. Attorneys' Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.

13.18. Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.

13.19. ,1031 Exchange. Sellers and Purchaser acknowledge and agree that the purchase and sale of each Property may be part of a tax-free exchange under Section 1031 of the Code for either Purchaser or a Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof.

13.20. No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser agrees that none of any Seller's Indemnified Parties shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.

13.21. No Exclusive Negotiations. Sellers shall have the right, at all times prior to the expiration of the Feasibility Period (but not after the expiration of the Feasibility Period if this Contract remains in full force and effect), to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of any Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Sellers shall not enter into any contract with a third-party for the sale of any Property unless such contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.

13.22. ADA Disclosure. Purchaser acknowledges that the Properties may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make a property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Sellers make no warranty, representation or guarantee of any type or kind with respect to any Property's compliance with the ADA or the FHA (or any similar state, commonwealth or local law), and Sellers expressly disclaim any such representations.

13.23. No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without the prior written consent of Seller's Representative, which consent may be withheld in the sole discretion of Seller's Representative. If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints the Seller's Representative as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

13.24. Relationship of Parties. Purchaser and Sellers acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Sellers is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.

13.25. Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association; provided, however, that (a) the parties shall have the right to conduct reasonable discovery; and (b) the arbitrator (i) shall be a retired judge, (ii) shall decide all matters in accordance with the governing law, and (iii) shall render a written decision. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the commonwealth or state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the substantially prevailing party and charge the cost of arbitration to the party which is not the substantially prevailing party. Notwithstanding anything herein to the contrary, this Section 13.25 shall not prevent Purchaser or Sellers from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the commonwealth or state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.25.

13.26. AIMCO Marks. Purchaser agrees that Sellers, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.

13.27. Non-Solicitation of Employees. Prior to the expiration of the Feasibility Period, Purchaser acknowledges and agrees that, without the express written consent of Seller's Representative, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at any Property (or any of any Seller's affiliates' employees located at any property owned by such affiliates) for potential employment.

13.28. Survival. Except for (a) all of the provisions of this Article XIII (other than Section 13.19 and 13.21), and (b) any provision of this Contract which expressly states that it shall so survive, and (c) any payment obligation of Purchaser or Seller under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive Closing.

13.29. Multiple Purchasers. As used in this Contract, the term "Purchaser" means all entities acquiring any interest in any Properties at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to Section 13.3 of this Contract. In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder.

13.30. Sellers' Several Obligations. Purchaser agrees that, notwithstanding any other provision of this Contract to the contrary, the representations, warranties, obligations, and covenants of each Seller are individual and several, and not joint and several, and that each Seller is responsible and liable only for its own Property and its own representations, warranties, obligations, and covenants. Purchaser agrees that it shall look solely to the applicable Seller for any amount due hereunder or, obligation owed hereunder, and further waives any and all claims against any other party or Property for payment or performance of the same, including, without limitation, any other Seller or AIMCO, or any partner, member, manager, shareholder, director, officer, employee, affiliate, representative or agent of any Seller or AIMCO.

13.31. Obligation to Close on all Properties. Except as expressly set forth in this Contract, Purchaser's obligation to purchase the Properties is not severable and Purchaser must purchase all of the Properties. Similarly, except as expressly stated this Contract, Sellers' obligations to sell the Properties are not severable and Sellers must sell all of the Properties to Purchaser.

ARTICLE XIV
LEAD-BASED PAINT DISCLOSURE

14.1. Disclosure. Sellers and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit H hereto.

14.2. [Intentionally left blank]

14.3. Consent Agreement - Pre-1978 Certified. The provisions of this Section 14.3 apply to those Properties identified on the Seller Information Schedule as "Pre-1978-Certified." Testing has been performed at each Property identified as "Pre-1978, Certified" with respect to lead-based paint. The "LBP Consultant" identified on the Seller Information Schedule prepared the Report with respect to the Property identified therein. A copy of each report will be provided to Purchaser with the Materials. Each Report certifies the respective Property as lead based paint free. By execution hereof, Purchaser acknowledges receipt of a copy of the Reports, the Lead-Based Paint Disclosure Statement attached hereto as Exhibit H, and acknowledges receipt of the Consent Agreement. Because the applicable Property has been certified as lead based paint free, the applicable Seller is not required under the Consent Agreement (the "Consent Agreement") by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2, 2002), and AIMCO (executed December 18, 2001) to remediate or abate any lead-based paint condition at its Property prior to the Closing. Purchaser acknowledges and agrees that (1) after Closing, Purchaser and the applicable Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) Purchaser shall not be deemed to be a third party beneficiary to the Consent Agreement.

[Remainder of Page Intentionally Left Blank]

NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

Seller:

FOOTHILL CHIMNEY ASSOCIATES LIMITED PARTNERSHIP,

a Georgia limited partnership

By: CONCAP EQUITIES, INC.,

a Delaware corporation, its general partner

By:  /s/Kristian D. Vercauteren

Name:  Kristian D. Vercauteren

Title:  Vice President

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, a California limited partnership

By: CONCAP EQUITIES, INC.,

a Delaware corporation, its general partner

By:  /s/Kristian D. Vercauteren

Name:  Kristian D. Vercauteren

Title:  Vice President

AIMCO/BRANDYWINE, L.P., a Delaware limited partnership

By: AIMCO HOLDINGS, L.P.,

a StateplaceDelaware limited partnership, its general partner

By:       AIMCO HOLDINGS QRS, INC., a Delaware corporation, its general partner

By:  /s/Kristian D. Vercauteren

Name:  Kristian D. Vercauteren

Title:  Vice President

                                                                        AIMCO SOUTHWILLOW, LLC, a Delaware limited liability company

By: AIMCO PROPERTIES, L.P.,

a Delaware limited partnership, its member

By: AIMCO-GP, INC.,

a StateplaceDelaware corporation, its general partner

By:  /s/Kristian D. Vercauteren

Name:  Kristian D. Vercauteren

Title:  Vice President

Purchaser:

JACKSON SQUARE PROPERTIES, LLC, a California limited liability company
By:  /s/Jeffery Jaeger

Name:  Jeffery Jaeger

Title:  Chief Operating Officer